================================================================================




                            REVOLVING LOAN AGREEMENT

                          dated as of November 22, 2002

                                     between

                           WASHINGTON MUTUAL BANK, FA

                                    (Lender)

          Address of Lender:          EAB Plaza - East Tower
                                      Thirteenth Floor
                                      Uniondale,  New York 11556-0123


                                       and

                           RD ELMWOOD ASSOCIATES, L.P.

                                   (Borrower)

          Address of Borrower:       c/o Acadia Realty Trust
                                     20 Soundview Marketplace
                                     Port Washington,  New York 11050




                                Loan No. 4130963

================================================================================

         REVOLVING LOAN AGREEMENT (this "Agreement") dated as of November 22, 2002 by and between RD ELMWOOD ASSOCIATES, L.P., a Delaware limited partnership having an address c/o Acadia Realty Trust, 20 Soundview Marketplace, Port Washington, New York 11050 ("Borrower"), and WASHINGTON MUTUAL BANK, FA, a banking corporation chartered under the laws of the United States, having an office at EAB Plaza, East Tower, Thirteenth Floor, Uniondale, New York 11556-0123 ("Lender").

         Borrower desires that Lender extend credit as provided herein, and Lender is prepared to extend such credit on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Borrower and Lender hereby agree as follows:

                                   ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION
                      -------------------------------------

         Section 1.01. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

         "Authorization Letter" -- A letter from Borrower to Lender in the form of EXHIBIT A attached hereto setting forth, among other things, the name of each person authorized to execute Requisitions hereunder on Borrower's behalf.

         "Code" -- The Internal Revenue Code of 1986.

         "Default" -- Any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         "Default Rate" -- The rate (or, if more than one, the highest of the rates) of interest per annum provided in the Note, plus 5%, but in no event to exceed the maximum rate allowed by law.

         "Dollars" and "$" -- Lawful money of the United States of America.

         "Employee Benefit Plan" -- Any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or Principal of Mortgagor.

         "ERISA" -- The Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

         "ERISA Affiliate" -- Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower and/or Principal of Mortgagor, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower and/or Principal of Mortgagor, or any organization which is required to be treated as a single employer with Borrower and/or Principal of Mortgagor under Section 414(m) or 414(o) of the Code.

         "Event of Default" -- shall have the meaning ascribed to it in the Mortgage.

         "Financial Statements" -- Statements of the assets, liabilities (direct or contingent), income, expenses and cash flow of Borrower and Principal of Mortgagor, prepared in accordance with sound accounting principles in the United States of America as in effect from time to time and consistently applied.

         "Governmental Authorities" -- The United States of America, any state thereof and any political subdivision, agency, department, commission, board, bureau or instrumentally of any of them, including any local authorities, which exercises jurisdiction over Borrower.

         "Initial Advance" -- The first advance of Loan proceeds to be made hereunder.

         "Law" -- Any federal state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

         "Lender's Counsel" - LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, Attention: Richard Weidman, Esq.

         "Loan" -- The loan in the Loan Amount made by Lender to Borrower under this Agreement.

         "Loan Amount" - up to the maximum aggregate amount of $20,000,000.

         "Loan Documents" -- This Agreement, the Note, the Mortgage, the Authorization Letter and any other documents which evidence the Loan.

         "Mortgage" -- The Mortgage, Assignment of Leases and Rents and Security Agreement dated the date hereof from Borrower to Lender given to secure the payment and performance of Borrower's obligations hereunder, under the Note and otherwise in connection with the Loan.

         "Mortgaged Property" -- shall have the meaning ascribed to it in the Mortgage.

         "Multiemployer Plan" -- Any plan defined as such in Section 3(37) of ERISA.

         "Note" -- The Promissory Note dated the date hereof, for a principal sum equal to the Loan Amount made by Borrower to Lender to evidence the Loan.

         "Pension Plan" -- Any employee pension benefit plan within the meaning of Section 3(2) of ERISA with respect to which Borrower, Principal of Mortgagor or any ERISA Affiliate at any relevant time has liability or an obligation to contribute.

         "Principal of Mortgagor" -- shall have the meaning ascribed to it in the Mortgage.

         "Requisition" -- A written statement by or on behalf of Borrower, in form and substance satisfactory to Lender, setting forth the amount of the Loan advance requested in each instance and instructions for the payment of the same, and certifying the purpose for which such advance is to be used.

         Section 1.02. Rules of Construction. Except as expressly provided otherwise, when used in this Agreement (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof'" and the like refer to this Agreement as a whole, (iii) "Article", "Section", "Schedule" and "Exhibit" refer to Articles, Sections, Schedules and Exhibits of this Agreement, (iv) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law and (vi) a reference to a document shall mean such document as the same may be amended, modified or supplemented from time to time in accordance with its terms. The cover page and the Exhibits and Schedules, if any, annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof. Any table of contents and all captions and headings herein are for convenience only and shall not affect the interpretation or construction hereof.

                                   ARTICLE II

                                    THE LOAN
                                    --------

         Section 2.01. Generally. Subject to the provisions of this Agreement, and on the basis of the representations, warranties and covenants made herein and in the other Loan Documents, Lender will advance and Borrower will accept the Loan Amount, in periodic disbursements as hereinafter set forth. Except as otherwise provided herein, Lender shall from time to time advance and re-advance to Borrower an amount equal to the excess of the Loan Amount over all previous advances made by Lender which remain unpaid. Within the limits set forth herein, Borrower may borrow and re-borrow from time to time under this Section 2.01, on the 1st or the 15th day of each month (or such other day as the Lender may agree to in its sole and absolute discretion), or if such day is not a business day on the immediately succeeding business day, and Borrower may repay, or prepay from time to time pursuant to the Note, and thereafter re-borrow pursuant to this
Section 2.01.

         Section 2.02. Purpose. The Loan shall be made for general corporate purposes, including general capital and working capital costs of Borrower. Borrower covenants and agrees that in no event shall proceeds of the Loan, or any part thereof be used, directly or indirectly, for any other purpose, for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or in connection with any hostile acquisition.

         Section 2.03. Unused Line Fee. Commencing April 1, 2003, Borrower shall pay to Lender on a quarterly basis (a) an unused line fee at a rate equal to fifteen one-hundredths of one percent (.15%) per annum calculated upon the amount by which the Loan Amount exceeds the average daily principal balance of the outstanding advances of the Loan and Letter of Credit Accommodations during the immediately preceding three (3) months (or part thereof) while this Agreement is in effect (for example, the April 1, 2003 payment, if any, would be in arrears for the period January 1, 2003 through March 31, 2003), which fee shall be payable on the first day of the first month of each calendar year quarter (January 1, April 1, July 1 and October 1) in arrears.

         Section 2.04. Letter of Credit Accommodation. Borrower shall have the right to use a portion of the Loan Amount, not to exceed $5,000,000, in connection with the issuance of a letter of credit by Lender for the account of Borrower (the "Letter of Credit"), subject to terms and conditions required by Lender, and provided that the maturity date of the Letter of Credit is at least thirty (30) days prior the maturity date of the Note. The fee payable by Borrower to Lender for the Letter of Credit shall be three-quarters of one percent (0.75%) per annum. The amount of the Letter of Credit shall be treated as an advance of the Loan Amount for purposes of determining what portion of the Loan Amount remains available to Borrower for borrowing hereunder, but shall otherwise be treated as part of the unused line hereunder and be subject to the unused line fee set forth in Section 2.04 above.

         Section 2.05. Procedures for Advances. All advances of Loan proceeds are to be made at Lender's principal office, or at such other place as Lender may designate, by wire transfer to an account of Borrower designated in the applicable Requisition. Borrower shall submit Requisitions to Lender no later than 10:00 am. (New York time) on the date which is two (2) business days prior to the date the advance is requested to be made, it being understood that Lender shall use reasonable efforts to accommodate a funding on the date so requested.

                                  ARTICLE III

                              CONDITIONS PRECEDENT
                              --------------------

         Section 3.01. Conditions Precedent to Initial Advance. Lender shall not be obligated to make the Initial Advance until the following conditions shall have been satisfied:

                  (a) There shall exist no Default or Event of Default;

                  (b) The representations and warranties made to Lender herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Lender in connection with the Loan shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

                  (c) Lender shall have received and approved each of the following:

                           (1) Loan Fees. The commitment fees payable under
Section 5.04;

                           (2) Loan Documents. This Agreement and each of the
other Loan Documents, duly executed by the parties thereto;

                           (3) Financial Statements. Current Financial
Statements and such other reasonable financial data as Lender shall require;

                           (4) Counsel Opinion. An opinion of Borrower's counsel
to the effects set forth on EXHIBIT B;

                           (5) Organizational Documents. If Borrower or any
general partner of Borrower is a corporation, current copies of the following documents with respect to each:

                           (i) a good-standing certificate from the jurisdiction of its incorporation,

                           (ii) a resolution, certified by the corporate secretary, of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to be executed, delivered or performed by said corporation, and

                           (iii) a certificate of the corporate secretary as to the incumbency of the officers executing any of the documents required hereby,

         and, if Borrower or any general partner of Borrower is a partnership, venture, limited liability company or trust:

                           (i) the entity's organizational agreement and all amendments and attachments thereto, certified by a general partner, venturer, member or trustee to be true and complete,

                           (ii) any certificates filed or required to be filed by the entity in the jurisdiction of its formation in order for it to do business in said jurisdiction, and

                           (iii) any consents by partners, venturers, members, trustees or beneficiaries required for the consummation of the transactions contemplated hereby;

                           (6) Requisition. A Requisition for the Initial
Advance; and

                           (7) Title Policy. A fully paid title policy insuring
the lien of the Mortgage subject to any such exceptions to title as Lender and its counsel shall approve;

                  (d) Lender shall have determined in its sole discretion that the "Loan to Value Ratio", as defined in the Note, is not greater than 65%;

                  (e) Lender shall have determined in its sole discretion that the "Debt Service Coverage", as defined in the Note, is equal to or greater than 1.40:1;

                  (f) There shall have occurred no material adverse change in the condition of the Mortgaged Property; and

                  (g) All construction required to be performed by Borrower pursuant to that certain Lease dated December 14, 2001 (the "Pathmark Lease"), between Borrower, as landlord, and Pathmark Stores, Inc., as tenant ("Pathmark"), shall have been completed, and Pathmark shall be occupying the premises demised under the Pathmark Lease and be open to the public for business and commenced paying (or become obligated to commence paying) fixed annual rent under the Pathmark Lease; and

                  (h) The satisfaction of such additional conditions, if any, set forth on EXHIBIT C attached hereto.

         Section 3.02. Conditions to Advances After the Initial Advance. Lender's obligation to make advances of proceeds of the Loan after the Initial Advance shall be subject to the satisfaction of the following conditions:

                  (a) All conditions of Section 3.01 shall have been and, to the extent applicable, remain satisfied as of the date of such advances;

                  (b) There shall exist no Default or Event of Default;

                  (c) The representations and warranties made to Lender herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Lender in connection with the Loan shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

                  (d) Lender shall have received a Requisition for the advance;

                  (e) Lender shall have determined in its sole discretion that the Loan to Value Ratio is not greater than 65%;

                  (f) Lender shall have determined in its sole discretion that the Debt Service Coverage is equal to or greater than 1.40:1;

                  (g) There shall have occurred no material adverse change in the condition of the Mortgaged Property; and

                  (h) Lender shall have received a notice of title continuation or an endorsement to the title insurance policy theretofore delivered, indicating that since the last preceding advance, there has been no change in the state of title and no survey exceptions not theretofore approved by the Lender, which endorsement shall have the effect of increasing the coverage of the policy by an amount equal to the advance then being made if the policy does not by its terms provide for such an increase.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Borrower represents and warrants to Lender that:

         Section 4.01. Due Formation Power and Authority. If it or any general partner of Borrower is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has full power and authority to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any Loan Document to which it is a party.

         Section 4.02. Legally Enforceable Agreements. Each Loan Document to which Borrower or Principal of Mortgagor is a party is a legal, valid and binding obligation of such party, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally.

         Section 4.03. Financial Statements. Financial Statements have been heretofore delivered to Lender which are true, correct and current in all respects and which fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

         Section 4.04. Compliance With Laws: Payment of Taxes. Borrower is in compliance with, and the transactions contemplated hereby and the other Loan Documents do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Law presently in effect having applicability to Borrower or Principal of Mortgagor; Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable, including interest and penalties.

         Section 4.05. Litigation. There are no actions, suits or proceedings pending or threatened against or affecting it or Principal of Mortgagor at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Lender in writing and which are fully covered by insurance or would, if adversely determined. not substantially impair the ability of Borrower or Principal of Mortgagor to pay when due any amounts which may become payable under the Note or to otherwise pay and perform their respective obligations in connection with the Loan; to Borrower's knowledge, neither it nor Principal of Mortgagor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities.

         Section 4.06. No Conflicts or Defaults. The consummation of the transactions contemplated hereby and the performance hereof and of the other Loan Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Principal of Mortgagor is a party or by which either of them may be bound or affected.

         Section 4.07. Solvency. Borrower and Principal of Mortgagor are, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other related documents, will be, solvent.

         Section 4.08. Governmental Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 4.09. ERISA. Neither Borrower nor Principal of Mortgagor nor any other person or entity, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Borrower or Principal of Mortgagor or any person or entity which they have an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; neither Borrower nor Principal of Mortgagor nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Multiemployer Plan or any other plans subject to Title IV of ERISA; each Employee Benefit Plan is administered in accordance with its terms and in compliance with all applicable Laws, including any reporting requirements; each Pension Plan intending to qualify under Section 401(a) or 401(k) of the Code does so qualify; there is no lien outstanding or security interest given in connection with a Pension Plan; neither Borrower nor Principal of Mortgagor nor any ERISA Affiliate has any liability with respect to an accumulated funding deficiency (whether or not waived) under Section 412 of the code or Section 302 of ERISA; neither Borrower nor Principal of Mortgagor has any liability for retiree medical or death benefits (contingent or otherwise) other than as required by Section 4980B of the Code; and no part of the funds to be used by Borrower or Principal of Mortgagor in satisfaction of their respective obligations under this Agreement and the other Loan Documents constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the United States Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law.

         Section 4.10. No Defaults. There exists no Default or Event of Default.

         Section 4.11. Accuracy of Information: Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Principal of Mortgagor to Lender in connection with the negotiation of this Agreement or other Loan Documents or the consummation of the transactions contemplated hereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Borrower or Principal of Mortgagor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading; there is no fact which Borrower has not disclosed to Lender in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business affairs or financial condition of Borrower or Principal of Mortgagor, or the ability of Borrower or Principal of Mortgagor to perform this Agreement and the other Loan Documents.

         Section 4.12. Requisition as Reaffirmation. Each Requisition submitted to Lender, and the receipt of the funds requested thereby, shall constitute an affirmation by Borrower that the representations and warranties contained herein and in the other Loan Documents remain true and correct as of the respective dates of such Requisitions.

         Section 4.13. Regulation U. No portion of the Loan shall at any time be used, directly or indirectly, for the purpose of purchasing or carrying margin stock.

                                   ARTICLE V

                              COVENANTS OF BORROWER
                              ---------------------

         Borrower covenants and agrees with Lender that it will promptly:

         Section 5.01. Compliance with Laws: Payment of Taxes. Comply with all Laws applicable to it, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed on it, and promptly furnish Lender with reports of any official searches made by Governmental Authorities and any claims of violations thereof.

         Section 5.02. Continuing Accuracy of Representations and Warranties. Cause all of the representations and warranties made to Lender herein and in the other Loan Documents to be continuously true and correct.

         Section 5.03. Payment of Costs: Brokers. Pay all costs and expenses required for the satisfaction of the conditions hereof and indemnify Lender against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

         Section 5.04. Commitment Fee. Pay to Lender a commitment fee in the amount of $100,000 on the date hereof. In addition, if the maturity date of the Loan is extended as provided in the Note, Borrower shall pay to Lender an additional commitment fee in the amount of 0.15% of the Loan Amount outstanding on the original (non-extended) maturity date stated in the Note.

         Section 5.05. Financial and Other Information. Deliver and will cause Principal of Mortgagor to deliver to Lender with reasonable promptness (i) after the close of their respective fiscal years, but in no event later than 120 days after the end thereof, a financial statement, including a balance sheet, statements of profit, loss, income, cash flow, and contingent liabilities, and setting forth, in comparative form, figures for the preceding fiscal year certified to by an accounting firm reasonably satisfactory to Lender, (ii) after the close of their respective fiscal quarters, but in no event later the 45 days after the end thereof, the aforesaid financial information certified to by Borrower or Principal of Mortgagor, as the case may be, setting forth, in comparative form, figures for the corresponding period in the preceding fiscal year, (iii) complete copies of Borrower's and Principal of Mortgagor's federal and state income tax returns when filed and (iv) such other information with respect to Borrower or Principal of Mortgagor as Lender may reasonably request from time to time. All financial statements of Borrower or Principal of Mortgagor shall be prepared in accordance with sound accounting principles consistently applied and, in the case of Borrower, shall be accompanied by the certificate of a principal financial or accounting officer of Borrower or its general partner, dated within five (5) days of the delivery of such statements to Lender, stating that he or she knows of no Event of Default, nor of any event which after notice or lapse of time or both would constitute an Event of Default, which has occurred and is continuing, or, if any such event or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that Borrower has fulfilled all of its obligations hereunder and otherwise in respect of the Loan which are required to be fulfilled on or prior to the date of such certificate.

         Section 5.06. [Intentionally Omitted.]

         Section 5.07. Minimum Net Worth. Principal of Mortgagor shall maintain a net worth of at least $150,000,000, with liquid assets of not less than $5,000,000, all as determined by Lender in its sole discretion.

                                   ARTICLE VI

                                EVENTS OF DEFAULT
                                -----------------

         Section 6.01. Events of Default. An Event of Default under the Mortgage is an Event of Default hereunder.

         Section 6.02. Remedies. If any Event of Default shall occur and be continuing, (i) Borrower shall pay Lender interest on the outstanding principal balance under the Note at the Default Rate and (ii) Lender may (a) declare the outstanding balance of the Note, all interest thereon, and all other amounts payable under this Agreement and other Loan Document to be forthwith due and payable, whereupon such balance, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower and/or (b) exercise any remedies provided in any of the Loan Documents or by Law.

                                  ARTICLE VII

                       GENERAL. CONDITIONS AND PROVISIONS
                       ----------------------------------

         Section 7.01. Advance Not Waiver. Any advance by Lender of Loan proceeds hereunder made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Lender, shall not constitute a waiver by Lender of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances.

         Section 7.02. Authorization to Advance for Interest, Etc. Borrower hereby irrevocably authorizes Lender, following an Event of Default, to disburse proceeds of the Loan to pay interest accrued on the Note as it comes due, or to satisfy any of the conditions hereof, including, without limitation, the payment of the fees and expenses of Lender's Counsel.

         Section 7.03. Concerning Irrevocable Authorizations. Any and all advances made at any time by Lender pursuant to the irrevocable authorizations granted by Section 7.02 shall require no further direction, authorization or request for disbursement from Borrower and may be made whether or not there exists a Default or Event of Default. Any and all such disbursements shall be added to the outstanding principal balance evidenced by the Note. The aforesaid authorizations shall (i) not prevent Borrower from paying the interest or from satisfying the conditions and obligations referred to in said Section, out of its own funds, (ii) in no event be construed so as to relieve Borrower or others from their obligations to pay interest as and when due under the Note, or to satisfy such conditions and obligations and (iii) in no event obligate Lender to disburse proceeds of the Loan for any such purposes.

         Section 7.04. Ratification of Requisition by Acceptance of Advance. Borrower agrees that, by its acceptance of any advance of Loan proceeds hereunder, it shall be bound in all respects by the Requisition submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the Requisition is executed and/or submitted by an authorized person

         Section 7.05. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lender and Borrower. All conditions of the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so, and no person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lender to make any Loan advances or to be a beneficiary of this Agreement or any advances to be made hereunder.

         Section 7.06. Documentation Etc. Satisfactory. All documentation and proceedings deemed by Lender or Lender's Counsel to be necessary or required in connection herewith and the documents relating hereto shall be subject to the prior reasonable approval of, and reasonably satisfactory to, both of them as to form and substance. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation shall be reasonably acceptable to, and subject to the reasonable approval of, Lender and Lender's Counsel. Lender or Lender's Counsel shall receive copies, certified if requested by either of them, of all documents which they may require in connection with the transactions contemplated hereby.

         Section 7.07. Lender's Determination Conclusive. Lender shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion, to be reasonably exercised, the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition hereof.

         Section 7.08. Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Borrower at its address stated on the cover page hereof and if to Lender, at its address stated on the cover page hereof to the attention of its Commercial Real Estate Department, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

         Section 7.09. Entire Agreement; Amendments and Waivers. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter. None of the terms and provisions hereof or of the other Loan Documents may be changed, waived, discharged or terminated, nor may any material departure from the provisions hereof or thereof be consented to, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, termination or consent is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the foregoing, acceptance by Lender of any sum required to be paid pursuant hereto or any other Loan Document, after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Lender of its right to require prompt payment when due of all other such sums or to declare a default or to exercise such other rights provided herein or in the other Loan Documents for such late or reduced payment.

         Section 7.10. [Intentionally Omitted.]

         Section 7.11. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower, without the prior written consent of Lender in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of current or future advances of the Loan.

         Section 7.12. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any person, entity or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other person, entity or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person, entity or circumstance in any other jurisdiction.

         Section 7.13. Non-Waiver; Remedies Cumulative. No failure or delay on Lender's part in exercising any right, remedy, power or privilege (hereinafter in this Section, each a "Remedy") hereunder or under any of the other Loan Documents shall operate as a waiver of any such Remedy or shall be deemed to constitute Lender's acquiescence in any default by Borrower or Principal of Mortgagor under any of said documents. A waiver by Lender of any Remedy hereunder or under any of the other Loan Documents on any one occasion shall not be construed as a bar to any other or future exercise thereof or of any other Remedy. The Remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any Remedies provided therein or by law.

         Section 7.14. Certain Waivers. Borrower hereby irrevocably and unconditionally waives (i) promptness and diligence; (ii) notice of any actions taken by Lender hereunder or under any other Loan Document or any other agreement or instrument relating hereto except to the extent otherwise provided herein, (iii) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of Borrower's obligations hereunder and under the other Loan Documents, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of any of its obligations hereunder or under the other Loan Documents,
(iv) any requirement that Lender protect, secure, perfect or insure any lien on any collateral hereafter given for the Loan or exhaust any right or take any action against Borrower, Principal of Mortgagor or any other person or entity or against any collateral hereafter given for the Loan, (v) any right or claim of right to cause a marshalling of Borrower assets and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or to the other Loan

Documents. BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER WITH RESPECT TO THIS AGREEMENT, THE NOTE OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (W) INJUNCTIVE RELIEF, (X) A TRIAL BY JURY, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

         Section 7.15. Expenses: Indemnification. The Loan shall be made without cost to Lender. Borrower covenants and agrees to pay all costs, expenses and charges (including, without limitation, all fees and charges of Lender's Counsel) incurred by Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and
(ii) the enforcement hereof or of any or all of the other Loan Documents. If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Lender pays such costs, charges or expenses, Borrower shall reimburse Lender on demand for the amounts so paid, together with interest thereon at the Default Rate. Borrower further agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and (y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising out or by reason of any matter relating, directly or indirectly, to the Loan (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan.

         Section 7.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 7.17. Transfers of Interests in Loan. Borrower recognizes that Lender may sell and transfer interests in the Loan, this Agreement and the other Loan Documents to one or more participants or assignees and that all documentation, Financial Statements and other data, or copies thereof, relevant to Borrower, Principal of Mortgagor or the Loan, and to any advances hereunder, may be exhibited to and retained by any such participant or assignee or prospective participant or assignee for its files.

         Section 7.18. Governing Law: Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law). Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York may be made by personal service or by certified or registered mail, return receipt requested, directed to Borrower at the address indicated on the cover page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written, the execution hereof by Borrower constituting (a) a certification by the party or parties executing on its behalf that the representations and warranties made in Article IV are true and correct as of the date hereof and that each of them duly holds and is incumbent in the position indicated under his or her name and (b) the undertaking of said party or parties that each Requisition, whether or not personally made by any or all of them, shall constitute the personal affirmation on the part of each of them that at the time thereof said representations and warranties are true and correct.


                     WASHINGTON MUTUAL BANK, FA


                     By: __________________________
                         Arthur D. Bellini
                         First Vice President


                     RD ELMWOOD ASSOCIATES, L.P., a Delaware limited partnership

                     By: Acadia Property Holdings, LLC, its general partner

                         By: Acadia Realty Limited Partnership, its sole member

                             By: Acadia Realty Trust, a Maryland real estate
                                 investment trust, its general partner


                                 By: __________________________
                                     Robert Masters
                                     Senior Vice President

                                    EXHIBIT A
                                    ---------

                              Authorization Letter
                              --------------------

                                                              November ___, 2002


Washington Mutual Bank, FA
EAB Plaza, 13th Floor
Uniondale, New York 11556-0123

             Re: Revolving Loan Agreement, dated as of the date hereof between you and us (the "Loan Agreement")
                      ------------------------------------------------


Dear Sir/Madam:

         In connection with the Loan Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Loan Agreement, orally, by telephone or teleprocess, or in writing:

                           [_________________________]

         Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. Promptly upon request, we will furnish you with written confirmation of each such instruction signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you, but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

         Without limiting the foregoing, we hereby unconditionally authorize any one of the above-designated persons to execute and submit "Requisitions" or requests for advances under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

         You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by your gross negligence or willful misconduct.

         Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

         We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.


                      RD ELMWOOD ASSOCIATES, L.P., a Delaware limited partnership

                      By: Acadia Property Holdings, LLC, its general partner

                          By: Acadia Realty Limited Partnership, its sole member

                              By: Acadia Realty Trust, a Maryland real estate
                                  investment trust, its general partner


                                  By: __________________________
                                      Name:
                                      Title:

                                    EXHIBIT B
                                    ---------

                 Required Contents of Borrower's Counsel Option
                 ----------------------------------------------

         (1) The Loan Documents have each been duly authorized, executed and delivered by the parties thereto (other than Lender) and, under the laws of the jurisdiction in which the Premises are located (were such laws to apply), are valid and binding instruments enforceable against such parties in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization and other laws of general application to the enforcement of creditors' tights.

         (1) If Borrower, the mortgagor or grantor under the Mortgage (if different from Borrower), Guarantor or any general partner of any of them is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has full power and authority to consummate the transactions contemplated by the Loan Documents and to execute, deliver and perform all Loan Documents to which it is apply.

         (2) There are no actions, suits or proceedings pending or threatened against or affecting Borrower or Guarantor at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Lender in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Note or Guaranty or to otherwise pay and perform their respective obligations in connection with the Loan; neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities.

         (3) The consummation of the transactions contemplated by and the performance of the Loan Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which either of them may be bound or affected.

         (4) To such other effects as Lender or its counsel may reasonably require.

                                    EXHIBIT C
                                    ---------

                    Additional Conditions to Initial Advance
                    ----------------------------------------

         1. Borrower shall develop and provide to Lender, an Operations and Maintenance Plan, in form and substance acceptable to Lender, to address the approximately 4,000 square feet of non-friable asbestos floor tile in the basement area of the Property, as more particularly described in the Phase I Environmental Site Assessment report dated October 7, 2002 by Cashin Associates, P.C.

         2. Borrower shall provide executed Tenant Estoppel Certificates, in form and substance reasonably satisfactory to Lender, from all tenants occupying 4,000 square feet or more at the Property.

         3. Borrower shall provide executed Subordination, Non-disturbance and Attornment Agreements, in form and substance reasonably satisfactory to Lender (or in such form and substance as may be required by the terms of the tenant's lease), from the following tenants of the Property:

                  Kay-Bee Toy & Hobby Shops, Inc.
                  United Retail Incorporated
                  Walgreen Eastern Co., Inc.
                  Pathmark Stores, Inc.
                  Valley National Bank
                  Payless ShoeSource, Inc.
                  Dots, Inc.